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                                                                   Exhibit 23.3

                   CONSENT OF TRIANGLE CAPITAL PARTNERS, LLC

   We hereby consent: (i) to the use of our firm's name under the heading "Opinion of Acadiana's Financial Advisor" in IBKC's registration statement on Form S-4 (the "Registration Statement") and, (ii) to the filing of our fairness opinion with the Securities and Exchange Commission as Appendix A to the prospectus included in the Registration Statement.

                                          /s/  TRIANGLE CAPITAL PARTNERS, LLC

Raleigh, North Carolina
November 26, 2002